UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2007

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
10000 Alliance Road, Cincinnati, Ohio
45242
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On June 8, 2007, the Registrant entered into a First Amendment to Loan Agreement and Guaranty (the “Amendment”) with Fifth Third Bank and the Registrant’s wholly-owned subsidiary, LSI Saco Technologies Inc., with the Amendment effective as of June 8, 2007.  The Amendment adds a $1.0 million letter of credit facility to the original Loan Agreement dated January 12, 2007, pursuant to which the Registrant is a guarantor.  The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth on Item 1.01 is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)        Exhibits.

10.1	First Amendment to Loan Agreement and Guaranty dated as of June 8, 2007 among the Registrant, LSI Saco Technologies Inc., and Fifth Third Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI INDUSTRIES INC.

June 11, 2007	By:	/s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer
and Treasurer
(Principal Accounting Officer)